UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2012

DIAL GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

220 W. 42nd Street, 3rd Floor
New York, NY, 10036
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 968-2888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on November 15, 2012, Dial Global, Inc. (the “Company”) entered into (i) a Second Amendment and Limited Waiver to Credit Agreement with the administrative agent and certain lenders under its First Lien Credit Facility and (ii) a Second Amendment and Limited Waiver to Second Lien Credit Agreement with the administrative agent and certain lenders under its Second Lien Term Loan Facility (collectively with the First Lien Credit Facility, the “Credit Facilities”), pursuant to which such lenders agreed, among other things, to waive through December 14, 2012 (the “Waiver Period”) certain events of noncompliance under the Credit Facilities occurring as of September 30, 2012 and certain of the Company's other obligations under the Credit Facilities.

On December 14, 2012, the date on which the Waiver Period was scheduled to conclude, the Company entered into a Second Limited Waiver to Credit Agreement with the administrative agent and certain of its lenders under its First Lien Credit Facility (the “First Lien Waiver”) and a Third Amendment and Limited Waiver to Second Lien Credit Agreement (the “Second Lien Waiver” and together with the First Lien Waiver, the “Waivers”) with the administrative agent and certain lenders under its Second Lien Term Loan Facility.

Pursuant to the terms of the Waivers, the lenders party to each agreed to extend their respective Waiver Periods and temporarily waive certain existing and anticipated instances of non-compliance by the Company with the Credit Facilities, including the debt leverage and interest coverage covenants set forth in the Credit Facilities, which instances of non-compliance would otherwise be expected to give rise to events of default under the Credit Facilities. The terms of the Waivers provide that the extended Waiver Period and the other temporary waivers provided for therein will terminate on January 15, 2013 or such earlier date on which the Waivers terminate in accordance with their terms.

Also on December 14, 2012, in connection with the Waivers, the Company entered into a Second Amendment to Intercreditor Agreement which has the effect of extending through the date on which the Waivers terminate, the agreement of the lenders under the First Lien Credit Facility to not permit the Company's controlling stockholders or their affiliates to (i) acquire any debt in, or fund any new debt investment under, the Company's First Lien Credit Facility or (ii) acquire any debt in, or fund any new debt investment under, any other debt arrangement that is senior to the debt under the Company's Second Lien Term Loan Facility.

The foregoing description of the First Lien Waiver and the Second Lien Waiver is qualified in its entirety by reference to the full text of such Waivers, which Waivers are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Second Limited Waiver to Credit Agreement, entered into as of December 14, 2012, with the lenders party thereto.
10.2	Third Amendment and Limited Waiver to Second Lien Credit Agreement, entered into as of December 14, 2012, with the lenders party thereto.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2012	DIAL GLOBAL, INC. By:/S/ MELISSA GARZA
Name: Melissa Garza Title: General Counsel